Exhibit 10.27

                 FIRST AMENDMENT TO GUARANTEE REIMBURSEMENT AGREEMENT


               This FIRST AMENDMENT TO GUARANTEE REIMBURSEMENT AGREEMENT (the "First Amendment") is being entered into as of October 30, 1990, between National Medical Enterprises, Inc., a Nevada corporation ("NME") and The Hillhaven Corporation, a Nevada corporation ("New Hillhaven").

                                       RECITALS

               A. NME and Hillhaven have entered into that certain Guarantee Reimbursement Agreement, dated as of January 31, 1990 (the "Agreement").

               B. Excluded from the reimbursement Obligations (as defined in the Agreement) of New Hillhaven under Section 1(a) of the Agreement are the Obligations set forth in Appendix B to the Agreement ("Appendix B").

               C. The Obligation set forth as item 3 of Appendix B is the Obligation with respect to $6,200,000 aggregate principal amount of The Industrial Development Authority of the County of Yavapai Industrial Development Revenue Refunding Bonds (Kachina Pointe Project) Series 1988 (the "Bonds").

               D. Hillhaven Properties, Ltd. ("Hillhaven Properties") desires to acquire the Kachina Pointe Project (the "Project").
          In connection with its acquisition of the Project, Hillhaven Properties must assume the Obligations of the Kachina Pointe Limited Partnership (the "Partnership") under its Reimbursement Agreement, dated as of August 1, 1988, with Swiss Bank Corporation (the "Bank"). The reimbursement obligations of the Partnership to the Bank are guarantied by NME pursuant to a Guaranty Agreement, dated as of August 11, 1988 (the "Guaranty").

               E. In order to induce the Bank to allow Hillhaven
          Properties to assume the obligations of the Partnership under the Reimbursement Agreement with the Bank, NME must affirm to the Bank that its Guaranty will remain effective with respect to Hillhaven Properties to the same extent that it is effective with respect to the Partnership, which affirmation is evidenced by that certain Affirmation of Guaranty, dated as of even date herewith, from NME to the Bank (the "Affirmation").

               F. In order to induce NME to execute the Affirmation, New Hillhaven, which owns all of the issued and outstanding stock of Hillhaven Properties, has agreed to amend the Guarantee
          Reimbursement Agreement to delete item 3 from Appendix B.

               NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



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                                      AGREEMENT

               1. Amendment of Agreement. New Hillhaven and NME hereby agree to amend the Agreement by deleting item 3 from Appendix B to the Agreement. Appendix B to the Agreement is hereby amended by deleting in its entirety the following: "3. $6,200,000 aggregate principal amount of The Industrial Development Authority of the County of Yavapai Industrial Development Revenue Refunding Bonds (Kachina Pointe Project) Series 1988."

               2. Obligations Includes Kachina Pointe Bonds.  New
          Hillhaven and NME hereby agree that upon NME's execution and delivery of the above-referenced Affirmation, the Agreement shall be amended to include within the definition of Obligations for all purposes, including, without limitation, for purposes of
          Section 1, the Kachina Pointe Bond Obligations referred to in item 3 of Appendix B, which Obligations have been deleted from Appendix B pursuant to paragraph 1 of this First Amendment.

               3. Full Force and Effect. Except as expressly amended hereby, the Agreement remains in full force and effect.

               4. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together shall constitute but one and the same instrument.

               5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

               IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the day and year first above stated.

                                             The Hillhaven Corporation,
                                             a Nevada corporation


                                             By: /s/ Robert F. Pacquer

                                             Name: Robert F. Pacquer

                                             Title: Senior Vice President


                                             National Medical Enterprises,
                                             Inc., a Nevada corporation


                                             By: /s/ Marcus E. Powers

                                             Name: Marcus E. Powers

                                             Title: Senior Vice President



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